Exhibit 10.48

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this “Amendment”) is entered into this 16th day of September, 2013, by and between CCIP/2 HIGHCREST, L.L.C., a Delaware limited liability company (“Seller”), and LARAMAR KONA REAL ESTATE ASSOCIATES LLC, a Delaware limited liability company (“Buyer”).

R E C I T A L S

A.              Buyer and Seller previously entered into that certain Purchase and Sale Contract dated August 15, 2013 (the “Purchase Agreement”) pursuant to which Seller agreed to sell and Buyer agreed to purchase certain real property located at 3514 83rd Street, Woodridge, Illinois 60517. as more particularly described therein (the “Property”).

B.              All capitalized terms contained herein which are not defined shall have the meaning ascribed to them in the Purchase Agreement.

C.              The parties desire to amend the Purchase Agreement by the terms and provisions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

1.               Closing Date Extension Right.  Buyer shall have the option to extend the Closing Date by an additional thirty (30) day period, to November 14, 2013, by providing written notice to Seller no later than 5:00 pm (CST) on October 7, 2013.  Simultaneously with the notice described herein, Purchaser shall deliver to Escrow Agent an additional deposit of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Closing Date Extension Deposit”) by wire transfer of Good Funds.  The Closing Date Extension Deposit shall be deemed and treated as part of the Deposit under the Purchase Agreement.

2.               Full Force and Effect.  As amended hereby, the Purchase Agreement shall remain unmodified and shall continue in full force and effect.  In the event of any conflict between the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall control.

3.               Counterparts; Execution by E-mail or Facsimile.  This Amendment may be signed by the parties in two or more counterparts which, when taken together, shall constitute one and the same instrument.  This Amendment may also be delivered by e-mail or facsimile transmission with the same force and effect as if the originally executed copies of this Amendment were delivered to all parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Purchase and Sale Contract as of the date and year first above written.

Seller:

CCIP/2 HIGHCREST, L.L.C.,

a Delaware limited liability company

By:      CONSOLIDATED CAPITAL

INSTITUTIONAL PROPERTIES/2,

LP SERIES A,

a Delaware limited partnership,

its member

By:      CONCAP EQUITIES, INC.,

a Delaware corporation,

its general partner

By:      /s/Mark C. Reoch

Name: Mark C. Reoch

Title:  Vice President, Transactions

Purchaser:

LARAMAR KONA REAL ESTATE ASSOCIATES LLC,

a Delaware limited liability company

By:      /s/Bennett Neuman

Name: Bennett Neuman

Title:   Authorized Signatory